As filed with the Securities and Exchange Commission on May 13, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-3519512
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

17000 Rotunda Drive, Dearborn, Michigan	48120
(Address of principal executive offices)	(zip code)

Visteon Corporation 2004 Incentive Plan
(formerly known as the Visteon Corporation 2000 Long-Term Incentive Plan)
(Full title of the Plan)

Stacy L. Fox
Senior Vice President, General Counsel and Secretary
Visteon Corporation
17000 Rotunda Drive
Dearborn, Michigan 48120
(Name and address of agent for service)

(800) VISTEON
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of each		Proposed	Proposed
class of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price (2)	registration fee

Common Stock, $1.00 par value	1,800,000 shares	$10.36	$18,648,000	$2,363

(1)	Includes, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low per share prices of the Common Stock as reported on the New York Stock Exchange on May 7, 2004.

Item 3. Incorporation of Documents by Reference.
Item 3. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
Opinion of Stacy L. Fox, Senior Vice President
Letter of PricewaterhouseCoopers, LLP
Consent of PricewaterhouseCoopers, LLP
Power of Attorney

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-40202), including the documents incorporated by reference therein, filed by Visteon Corporation (the “Company”) on June 26, 2000 relating to the Visteon Corporation 2000 Long-Term Incentive Plan (as amended and restated, the “Plan”), except as expressly modified herein.

On May 12, 2004, the stockholders of the Company approved certain amendments to the Plan previously adopted by the Board of Directors of the Company, subject to stockholder approval, which, among other things, increased by 1,800,000 shares the number of shares of Common Stock, par value $1 per share, of the Company available for delivery under the Plan. This registration statement registers such 1,800,000 additional shares of Common Stock.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of the Company for the year ended December 31, 2003;

(b)	Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004;

(c)	Current Report on Form 8-K of the Company dated March 31, 2004;

(d)	Current Report on Form 8-K of the Company dated May 6, 2004; and

(e)	the description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form 8-A (File No. 001-15827), dated June 2, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

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Item 5.	Interests of Named Experts and Counsel.

Stacy L. Fox, who has given her opinion upon the validity of the Common Stock being registered hereunder, receives remuneration, including awards pursuant to the Plan, for service to Company as its Senior Vice President, General Counsel and Secretary.

Item 8.	Exhibits.

	4.1	Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Visteon dated July 24, 2000.

	4.2	Amended and Restated By-laws of the Company as in effect on the date hereof is incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Visteon dated November 14, 2001.

	4.3	Visteon Corporation 2004 Incentive Plan (filed as Appendix B to the Company’s definitive proxy statement for its 2004 annual meeting of stockholders and incorporated herein by reference).

	5.1	Opinion of Stacy L. Fox, Senior Vice President, General Counsel and Secretary of Visteon Corporation, with respect to the legality of the securities being registered hereunder.

	15.1	Letter of PricewaterhouseCoopers LLP, Independent Accountants, relating to certain unaudited financial information.

	23.1	Consent of Independent Accountants, PricewaterhouseCoopers LLP.

	24.1	Powers of Attorney relating to execution of this registration statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on May 13, 2004.

VISTEON CORPORATION

By	/s/ Stacy L. Fox

Stacy L. Fox
Senior Vice President,
General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Pestillo* Peter J. Pestillo	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	May 13, 2004

/s/ Anjan Chatterjee* Anjan Chatterjee	Senior Vice President and acting Chief Financial Officer (principal financial officer)	May 13, 2004

/s/ Glenda J. Minor* Glenda J. Minor	Vice President and Chief Accounting Officer (principal accounting officer)	May 13, 2004

/s/ Marla C. Gottschalk* Marla C. Gottschalk	Director	May 13, 2004

/s/ William H. Gray, III* William H. Gray, III	Director	May 13, 2004

/s/ Steven K. Hamp* Steven K. Hamp	Director	May 13, 2004

/s/ Robert H. Jenkins* Robert H. Jenkins	Director	May 13, 2004

/s/ Michael F. Johnston* Michael F. Johnston	Director	May 13, 2004

/s/ Karl J. Krapek* Karl J. Krapek	Director	May 13, 2004

/s/ Charles L. Schaffer* Charles L. Schaffer	Director	May 13, 2004

/s/ Thomas T. Stallkamp* Thomas T. Stallkamp	Director	May 13, 2004

/s/ Robert M. Teeter* Robert M. Teeter	Director	May 13, 2004

*By: /s/ Stacy L. Fox
Stacy L. Fox Attorney-in-Fact

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EXHIBIT INDEX

Exhibit	Exhibit Name
Number
4.1	Amended and Restated Certificate of Incorporation of Visteon Corporation (“Visteon”) is incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Visteon dated July 24, 2000.

4.2	Amended and Restated By-laws of Visteon as in effect on the date hereof is incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Visteon dated November 14, 2001.

4.3	Visteon Corporation 2004 Incentive Plan is incorporated by reference to Appendix B to the Company’s definitive proxy statement for its 2004 annual meeting of stockholders and filed on March 30, 2004.

5.1	Opinion of Stacy L. Fox, Senior Vice President, General Counsel and Secretary of Visteon Corporation, with respect to the legality of the securities being registered hereunder.

15.1	Letter of PricewaterhouseCoopers LLP, Independent Accountants, dated May 13, 2004 relating to certain unaudited financial information.

23.1	Consent of Independent Accountants, PricewaterhouseCoopers LLP.

24.1	Powers of Attorney relating to execution of this registration statement.

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